Exhibit 10.81

                           GREENMAN TECHNOLOGIES, INC.

                              Employment Agreement

      THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of April 2, 1999, by and between GreenMan Technologies, Inc., a Delaware corporation (the "Company"), and Robert H. Davis (the "Employee");

      WHEREAS, the Company desires to continue the employment of the Employee and the Employee desires to continue to be so employed by the Company;

      NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, the parties agree as follows:

      1.    Employment

            The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, upon the terms and conditions hereinafter set forth.

      2.    Duties

            The Employee shall serve as President and Chief Executive Officer. In such capacity, the Employee will report to the Board of Directors of the Company and will perform such duties on behalf of the Company consistent with such office as may be assigned to him from time to time by the Board of Directors of the Company including, without limitation, (a) managing all aspects of the Company as it enters and continues its major growth/commercialization phase, (b) working with the Board of Directors to ensure that the best interests of the Shareholders are met; and (c) working with the Chairman of the Board, other members of the Board of Directors, corporate staff, and outside advisors in support of their ongoing work with financing, corporate development, and any regulatory issues which might arise, including, without limitation, those issues regulated by the U.S. Securities Exchange Commission. The Employee agrees to abide by the rules, regulations, instructions, personnel practices, and policies of the Company and any changes therein which may be adopted from time to time by the Board of Directors of the Company.

      3.    Term


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            Unless sooner terminated as provided in Section 7 and subject to
Section 7, the term of the Employee's employment under this Agreement will be three (3) years from the date first above written (such period, as it may be extended, is referred to in this Agreement as the "Employment Period"). On April 2 of each calendar year during the Employment Period the term of this Agreement and the Employment Period shall automatically be renewed for the three (3) year period beginning on that April 2 unless either party gives written notice to the other party prior to that April 2 of its intention that this Agreement not renew in which case this Agreement shall terminate on the date which is two (2) years less one (1) day after the April 2 which follows receipt of that written notice. During such two (2) year period, Employee shall be required to continue to perform his duties hereunder unless the parties agree otherwise.

      4.    Extent of Services

            During the term of his employment, the Employee shall devote his full time and best efforts to the performance of his duties under this Agreement. Under no circumstances will the Employee knowingly take any action contrary to the best interests of the Company.

      5.    Compensation

            In consideration of his employment and the services rendered by the Employee under this Agreement, the Company shall pay the Employee compensation as follows:

            5.1 Base Salary. A base salary ("Base Salary") of Two Hundred Thirty Thousand Dollars ($230,000.00) per year during the Employment Period, payable in accordance with the Company's ordinary payroll practices. Any increases in Base Salary shall be in the sole discretion of the Board of Directors.

            5.2 Deferred Compensation. The Company shall guarantee the payment of Fifty Thousand Dollars ($50,000.00) in respect only of the Company's 1999 fiscal year ("Deferred Compensation"). The Deferred Compensation shall be paid by the Company to Employee in equal quarterly payments during the year.

            5.3 Payment in Stock. At Employee's sole option, Employee may elect, by giving written notice to the company, to receive any amount of Base Salary, Deferred Compensation, or expense reimbursement (as provided in Section 6.2 of this Agreement) in the form of Company stock at a per share price equal to the market price of such stock on the date any such amount becomes due and payable by Company to Employee.

            5.4 Incentive Compensation. In the event the net income before taxes ("NIBT") of the Company, on a consolidated basis, is (a) greater that $0, then the Company shall pay Employee an incentive equal to five percent (5%) of the amount by which NIBT exceeds $0 up to a maximum incentive under this clause (a) of $50,000, plus (b) if NIBT is greater than $1,000,000.00, an additional incentive equal to seven and five-tenths percent (7.5%) of the


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amount by which NIBT exceeds $1,000,000.00 up to a maximum incentive under this clause (b) of $75,000.00, plus (c) if NIBT is greater than $2,000,000.00, an additional incentive equal to two and five-tenths percent (2.5%) of the amount by which NIBT exceeds $2,000,000.00.

            5.5 Current Stock Options. The term of the Employee's current Stock Option Agreement with the Company shall continue until the earlier termination of this Agreement or the Stock Option Agreement. All current options ("Current Options") are listed on Appendix A.

            5.6 New Stock Options. In addition to any other stock options previously granted by the Company to the Employee, the Company and Employee shall enter into an additional Stock Option Agreement whereby the Company shall grant to Employee additional options ("New Options") to purchase up to a maximum of 385,000 shares of the Company's common stock. New Options shall vest (a) in equal proportions over a period of seven years from the date of grant and (b) irrespective of the schedule required by clause (a) of this Section, all Current Options and all New Options (collectively "Options") shall vest and be exercisable by Employee immediately prior to any transaction or series of sequenced events in which all or substantially all of the Company's assets or common stock are sold to a third party or third parties or are committed to be sold to a third party or third parties as evidenced by the execution by the Company and the third party or third parties of a letter or memorandum of intent.

      6.    Other Benefits

            6.1 Additional Compensation and Benefits. The Employee shall be entitled to receive the same health, disability and other benefits as are offered by the Company to all full-time employees from time to time. The Company, at its expense, shall obtain the following:

                  (a) "keyman" insurance under which benefit payments shall be payable to the Company;

                  (b) an insurance policy on Employee's life in the minimum benefit amount of $1,500,000.00 ("Life Insurance") which benefit payments shall first be used by the Company to purchase from Employee's estate up to a maximum of $1,500,000 of the Company's common stock held by Employee's estate calculated at the market price of the Company's common stock in effect at the close of the market on the date the Company receives payment of the benefit amount from the insurer; and

                  (c) officers' and directors' errors and omissions insurance in respect of Employee's tenure as an officer and, when so elected, as a director of the Company.

            6.2 Life Insurance. Upon the expiration of the Employment Period as provided in Section 3 or the termination of this Agreement in accordance with Sections 7.1(a) or 7.2, Employee, at his sole option and expense, may elect to continue in force the Life Insurance in which event the benefits payable thereunder shall be used as described in Section 6.1(b) with the exception that any insurance benefits paid, if any, which are in excess of the amount required


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to purchase the common stock held by Employee as described in Section 6.1(b)
shall be for the benefit of the Employee's estate. The Company shall provide whatever non-monetary assistance it can in expediting the payment of benefits pursuant to the Life Insurance. The provisions of this Section 6.2 shall survive the termination of this Agreement only when terminated pursuant to Sections 3, 7.1(a), or Section 7.2.

            6.3 Expenses. The Company will, upon substantiation thereof, reimburse Employee for all reasonable expenses of types authorized by the Board of Directors of the Company in the ordinary course of business and incurred by the Employee in connection with the Company's business affairs. The Employee must regularly submit, for approval by the Chief Financial Officer of the Company, a statement of these expenses and will comply with such other accounting and reporting requirements as the Company may from time to time establish.

            6.4 Car Allowance. The Employee shall receive a car allowance in the amount of $600.00 per month.

      7. Termination

            7.1 By the Company. The Company may terminate the Employee's employment with the Company (a) in accordance with the provisions of Section 3 of this Agreement, (b) at any time without notice for "cause", as defined below,
(c) at any time without cause upon thirty (30) days' advance notice, subject to
Section 7.4 below and subject to the requirement that the Company pay to the Employee the amount set forth in Section 7.4 herein, (d) upon the death of the Employee, or (e) in the event of the Employee's disability preventing him from rendering services to the Company consistent with his duties hereunder for a period of six (6) consecutive months.

            7.2 By the Employee. The Employee may terminate his employment with the Company in accordance with the provisions of Section 3 or at any time upon one hundred and twenty (120) days' advance notice.

            7.3 Cause. For the purposes of this Section 7, "cause" means:

                  (a) engaging in any crime or offense involving money or other property of the Company, or

                  (b) conviction of a felony, or

                  (c) continuing, repeated willful failure or refusal to perform specific written directives of the Company's Board of Directors consistent with the Employee's duties after notice that such failure will be deemed to constitute cause for termination and a reasonable opportunity to cure such failure or refusal, or

                  (d) excessive absenteeism, or


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                  (e) owning, engaging in, conducting, managing, operating,
participating in, being employed by, being connected in any manner whatsoever with, or rendering services or advice to (whether for compensation or without compensation), any other person or business entity which is engaged in the same business as conducted by the Company at the time, provided that nothing shall restrict the Employee's right to invest in the securities (not to exceed 1% of the outstanding securities of any class) of any publicly-held corporation in the management of which the Employee does not participate.

            7.4 Amounts Payable Upon Termination. Upon termination of the Employee's employment with the Company in accordance with clause (a), (b), (d) or (e) of Section 7.1, all compensation and benefits under this Agreement will cease, effective the date of termination. Upon termination of the Employee's employment with the Company in accordance with clause (c) of Section 7.1, all compensation under Sections 5.2, 5.3, 5.4, 5.5, and 5.6 shall cease, effective upon the date of termination, but the Employee shall receive, for one year from the date of Employee's notice of termination given pursuant to Section 7.1(c) the following: (i) Base Salary at the same salary rate being paid on the date of termination and (ii) the benefits described in Section 6. Other than as specifically set forth in Sections 6.2, 7.1, and this Section 7.4, the Employee will not be entitled to receive any compensation or benefits after termination of his employment with the Company.

      8.    Non-Disclosure: Non-Competition

            8.1 Proprietary Information.

                  (a) The Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and will be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information includes contemplated or planned marketing, sales, advertising, or public relations plans, methods or techniques; inventions, products, projects, developments, compositions, plans, research data, financial data, manufacturing processes or techniques, trade secrets, personnel data, computer programs, designs, and client and supplier lists, whether or not copyrightable, trademarketable or licensable. The Employee will not disclose any Proprietary Information to others outside the Company or use the Proprietary Information for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without the fault of the Employee.

                  (b) The Employee agrees that all files, letters, memoranda, reports, records, data sketches, drawings, notebooks, notes, specifications, programs, computer program listings, or other written photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which comes into his custody or possession, is the exclusive property of the Company, to be used by the Employee only in the performance of his duties for the Company.


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                  (c) The Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in Paragraphs (a) and (b) above also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

            8.2 Developments.

                  (a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, ideas, concepts, approaches, discoveries, methods, developments, software, and works of authorship, whether or not copyrightable, trademarketable or licensable, which are created, made, conceived or reduced to practice by the Employee or under his direction or jointly with others in connection with his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

                  (b) The Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of patents, copyrights, and trademarks (both in the United States and foreign countries) relating to Developments. When requested by the Company, Employee agrees to sign all papers, including, without limitation, copyright applications, trademark applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights and powers of attorney, which the Company, in its sole discretion, may deem necessary or desirable in order to protect its rights and interest in any Development.

            8.3 Non-Competition.

                  (a) During the Employment period and for a period of two years after Employee's employment is terminated, for any reason, by the Company or the Employee, the Employee will not, without the Company's prior written approval, directly or indirectly:

                        (i) recruit, solicit or knowingly induce, or attempt to induce, any employee or consultant of the Company to terminate his or her employment or consulting relationship with, or otherwise cease his relationship with, the Company, or

                        (ii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts of the Company. For purposes of this Agreement, a prospective client, customer or account is any individual or entity whose business is solicited by the company, proposed to be solicited by the Company, or who approaches the Company, with respect to possibly become a client, customer or account during the Employment Period; or

                        (iii) engage (whether for compensation or without compensation) as an individual proprietor, partner, stockholder, officer, employee, director, joint


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venturer, investor, lender, or in any other capacity whatsoever (otherwise than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly-held company), in any business activity which competes with any business then being conducted by the Company or any business proposed to be conducted by the Company at the time of the termination of the Employee's employment with the Company.

                  (b) If any restriction set forth in this Subsection 8.3 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to the extent only over the maximum period of time, range of activities or geographic areas to which it may be enforceable.

                  (c) The restrictions contained in this Subsection 8.3 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for these purposes. The Employee agrees that any breach of this Subsection 8.3 will cause the Company substantial and irrevocable damage and, therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company will have the right to seek equitable remedies, including, without limitation, specific performance and injunctive relief.

            8.4 Survival of Obligations. The obligations of the Employee under this Section 8 shall survive the termination of this Agreement.

      9.    Notices

            All notices under this Agreement must be in writing and must be delivered by hand or mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties as follows:

            If to the Company:   GreenMan Technologies, Inc.
                                 7 Kimball Lane, Building A.
                                 Lynnfield, Massachusetts 01940
                                 Attention: Maurice E. Needham

            with a copy to:      Gene T. Barton, Jr., Esquire
                                 Rubin and Rudman LLP
                                 50 Rowes Wharf
                                 Boston, Massachusetts 02109

            If to the Employee:  To the address set forth below the signature of the Employee;

or to such other address as is specified in a notice complying with this Section
9. Any such notice is deemed given on the date delivered by hand or three days after the date of mailing.


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      10.   Other Agreements

            The Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

      11.   Miscellaneous

            11.1 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral and including, without limitation, the employment agreement between the parties dated ______________ which is of no further force and effect in respect of the period after April 1, 1999.

            11.2 Modification. This Agreement may not be amended or revised except by a writing signed by the parties.

            11.3 Successors and Assigns. This Agreement is binding upon and inures to the benefit of both parties and their respective successors and assigns, including any entity with which or into which the Company may be merged or which may succeed to its assets or business, although the obligations of the Employee are personal and may be performed only by him.

            11.4 Captions. Captions have been inserted in this Agreement solely for convenience of reference, and in no way define, limit or affect the scope or substance of any provision of this Agreement.

            11.5 Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any court of competent jurisdiction determines that any provision of this Agreement or the application thereof is unenforceable because of its duration or scope, the parties agree that the court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form is valid and enforceable to the full extent permitted by law.

            11.6 Governing Law. This Agreement is to be construed under and governed by the laws of the Commonwealth of Massachusetts. Any dispute arising hereunder shall be heard by a court in Boston, Massachusetts.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    GREENMAN TECHNOLOGIES, INC.


                                    By:_________________________________________
                                          Maurice E. Needham
                                          Chairman of the Board of Directors


                                    By:_________________________________________
                                          Lew Boyd
                                          Chairman of the Compensation Committee


                                    EMPLOYEE


                                    ____________________________________________
                                    Robert H. Davis


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                                   APPENDIX A

                        Stock Options Granted to Employee
                 Prior to the Date of this Employment Agreement


END OF APPENDIX A


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